Exhibit 23.4

Hebei Meidong law Firm

Date: March 7, 2025

To:

NFT limited (the “Company”)

Office Q 11th Floor, Kings Wing Plaza 2,

No.1Kwan Street, Sha Tin, New Territories

Hong Kong

Dear Sir/Madam:

We are lawyers licensed and qualified to practice law in the People’ s Republic of China (the “PRC” ) and have acted as special PRC counsel of the Company to issue this consent letter (the “Consent letter” ) dated as of March 7, 2025. In connection with the above Consent letter, we hereby consent:

1.	to the references to our firm in connection with the registration statement of the Company on Form F-3, including all amendments or supplements thereto (the “Registration Statement” ), initially filed by the Company with the Securities and Exchange Commission (the “SEC” ) on February 13, 2025 under the U.S. Securities Act of 1933 (as amended), and

2.	to the filing with the SEC of the above Consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

/s/ Hebei Meidong law Firm

March 7, 2025